UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

The Madison Square Garden Company

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K regarding the DDTL Facilities, as defined below, is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 17, 2020, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company, and referred to herein as the “Registrant”) distributed all of the outstanding common stock of Madison Square Garden Entertainment Corp. (formerly MSG Entertainment Spinco, Inc., and referred to herein as “MSG Entertainment”) to its stockholders (the “Distribution”). MSG Entertainment owns, directly or indirectly, the entertainment business previously owned and operated by the Registrant through its MSG Entertainment business segment and the sports booking business previously owned and operated by the Registrant through its MSG Sports business segment (collectively, the “Spinco Business”). In the Distribution, (a) each holder of the Registrant’s Class A common stock, par value $0.01 per share, received one share of MSG Entertainment Class A common stock, par value $0.01 per share, for every share of the Registrant’s Class A common stock held of record as of the close of business, New York City time, on April 13, 2020 (the “Record Date”) and (b) each holder of the Registrant’s Class B common stock, par value $0.01 per share, received one share of MSG Entertainment Class B common stock, par value $0.01 per share, for every share of the Registrant’s Class B common stock held of record as of the close of business, New York City time, on the Record Date.

Subsequent to the Distribution, the Registrant will no longer include the financial results of the Spinco Business for the purpose of its own financial reporting. After the date of the Distribution, the historical financial results of the Spinco Business will be reflected in the consolidated financial statements of the Registrant as discontinued operations for all periods presented through the Distribution date, beginning with the financial statements to be filed for the year ended June 30, 2020. Filed as Exhibit 99.1 to this Current Report on Form 8-K are the unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2019 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017, in each case giving effect to the Distribution.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2020, MSG NYR Holdings, LLC and MSG NYK Holdings, LLC, two indirect wholly-owned subsidiaries of the Registrant, each entered into a separate delayed draw term loan credit agreement with MSG Entertainment Group, LLC, a wholly-owned subsidiary of MSG Entertainment, as lender (the “DDTL Lender”). The credit agreement for MSG NYK Holdings, LLC (the “Knicks DDTL Facility Borrower”) provides for a $110 million senior unsecured delayed draw term loan facility (the “Knicks DDTL Facility”) and the credit agreement for MSG NYR Holdings, LLC (the “Rangers DDTL Facility Borrower”) provides for a $90 million senior unsecured delayed draw term loan facility (the “Rangers DDTL Facility” and, together with the Knicks DDTL Facility, the “DDTL Facilities”).

The DDTL Facilities will mature and any unused commitments thereunder will expire on October 17, 2021. Borrowings under the DDTL Facilities will bear interest at a variable rate equal to either, at the election of the applicable borrower, (i) LIBOR plus 2.00% per annum or (ii) a base rate plus 1.00% per annum. Subject to the borrowing conditions, each of the DDTL Facilities may be drawn in up to four separate borrowings of $10 million or more. Proceeds of borrowings under the DDTL Facilities will be used for general corporate purposes.

The availability of each of the DDTL Facilities to the respective borrowers is subject to certain conditions, including (a) the liquidity (including cash on hand and availability under revolving credit commitments) of the Registrant, MSG Sports, LLC, the Knicks DDTL Facility Borrower and its subsidiaries and the Rangers DDTL Facility Borrower and its subsidiaries must be (i) less than $50.0 million immediately prior to giving effect to any borrowing, and (ii) less than $75 million immediately after giving effect to any borrowing, and (b) with respect to the Knicks DDTL Facility, the Knicks DDTL Facility Borrower and its subsidiaries must have used commercially reasonable efforts to raise additional financing (“New Third-Party Debt”), including additional commitments under existing revolving facilities, prior to drawing on the Knicks DDTL Facility to the extent permitted by the debt policies of the National Basketball Association (the “NBA”). In addition, the commitments of the DDTL Lender to make advances under the Knicks DDTL Facility will be permanently reduced and the Knicks DDTL Facility will be subject to mandatory prepayments in an amount equal to the net cash proceeds received by the Registrant, MSG Sports, LLC, the Knicks DDTL Facility Borrower, or the subsidiaries of the Knicks DDTL Facility Borrower from any New Third-Party Debt.

Pursuant to the NBA debt policies, the NBA has consented (the “NBA Consent Letter”) to the incurrence of the indebtedness under the Knicks DDTL Facility. The NBA Consent Letter provides that the Knicks DDTL Facility Borrower and its subsidiaries (including the New York Knicks basketball team) will, among other matters, (i) operate the team in a first class manner, consistent with the manner in which NBA teams generally are operated, as determined by the NBA Commissioner in his sole discretion, and (ii) maintain sufficient net working capital and cash reserves to pay expenses, liabilities and obligations of the team in the ordinary course and in a timely fashion. In addition, the Knicks DDTL Facility Borrower and its subsidiaries (including the New York Knicks basketball team) have agreed with the NBA to not transfer certain basketball-related assets and to not make distributions to MSG Sports without first providing the NBA with advance notice and not receiving the objection of the NBA Commissioner.

The DDTL Facilities each contain certain customary representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on indebtedness, liens, investments, asset dispositions, restricted payments, and affiliate transactions. In addition, each of the DDTL Facilities includes certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events and the material inaccuracy of the representations and warranties. If an event of default occurs and is continuing under either of the DDTL Facilities, the DDTL Lender may, subject in the case of the Knicks DDTL Facility to the NBA Consent Letter, terminate the commitments under the agreement, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all of its rights and interests. The above description does not purport to be complete and is qualified in its entirety by reference to the Knicks DDTL Facility and Rangers DDTL Facility, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2020, the Registrant filed with the Secretary of State of the State of Delaware an amendment (the “Amendment”) to its amended and restated certificate of incorporation to change its name from The Madison Square Garden Company to Madison Square Garden Sports Corp. effective as of 11:59 p.m. on April 17, 2020. The Registrant amended its by-laws to change its name from The Madison Square Garden Company to Madison Square Garden Sports Corp. effective as of 11:59 p.m. on April 17, 2020 (the “Amended By-Laws”).

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Amended By-Laws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2019 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Madison Square Garden Sports Corp., dated April 17, 2020.

3.2	Amended By-Laws of Madison Square Garden Sports Corp., dated April 17, 2020.

10.1	Delayed Draw Term Loan Credit Agreement, dated April 17, 2020, between MSG NYK Holdings, LLC and MSG Entertainment Group, LLC.

10.2	Delayed Draw Term Loan Credit Agreement, dated April 17, 2020, between MSG NYR Holdings, LLC and MSG Entertainment Group, LLC.

99.1

Unaudited pro forma consolidated balance sheet of Madison Square Garden Sports Corp. as of December 31, 2019 and the unaudited pro forma condensed consolidated statements of operations of Madison Square Garden Sports Corp. for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP.

Date: April 23, 2020	By:	/s/ Mark Cresitello
	Name:	Mark Cresitello
	Title:	Senior Vice President,
Associate General Counsel and Secretary